AMENDED SCHEDULE A

SERIES AND CLASSES

As of September 17, 2014

Series	Classes
Guggenheim Alpha Opportunity Fund	A, B, C and Institutional
Guggenheim Capital Stewardship Fund	A, C and Institutional
Guggenheim Enhanced World Equity Fund	A, C and Institutional
Guggenheim Floating Rate Strategies Fund	A, C and Institutional
Guggenheim High Yield Fund	A, B, C and Institutional
Guggenheim Investment Grade Bond Fund	A, B, C and Institutional
Guggenheim Large Cap Value Fund	A, B, C and Institutional
Guggenheim Limited Duration Fund	A, C and Institutional
Guggenheim Macro Opportunities Fund	A, C and Institutional
Guggenheim Mid Cap Value Fund	A, B and C
Guggenheim Mid Cap Value Institutional Fund	Institutional
Guggenheim Multi-Asset Fund	A, C and Institutional
Guggenheim Municipal Income Fund	A, C and Institutional
Guggenheim Risk Managed Real Estate Fund	A, C and Institutional
Guggenheim Small Cap Value Fund	A, C and Institutional
Guggenheim StylePlus—Large Core Fund	A, B, C and Institutional
Guggenheim StylePlus—Mid Growth Fund	A, B, C and Institutional
Guggenheim Total Return Bond Fund	A, C and Institutional
Guggenheim World Equity Income Fund	A, B, C and Institutional